UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road
Somerville, Massachusetts		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Finch Therapeutics Group, Inc. (the “Company”) intends to share with investors the amount of cash and cash equivalents it had on hand as of December 31, 2021. Although the Company has not finalized its financial results for the twelve months ended December 31, 2021, the Company preliminarily estimates that its cash and cash equivalents as of December 31, 2021 was approximately $133.5 million.

The information in this Item 2.02 is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2021 and its results of operations for the three months and year ended December 31, 2021. The audit of the Company’s financial statements for the year ended December 31, 2021 is ongoing. The Company’s actual consolidated cash and cash equivalents as of December 31, 2021 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

Mark Smith, PhD, the Company’s Chief Executive Officer, will present at the upcoming 40th Annual J.P. Morgan Healthcare Conference on Thursday, January 13, 2022 at 9:45 a.m. ET. The presentation will be webcast live and will be available under the “Events & Presentations” tab in the “Investors & News” section of the Company’s website, located at www.finchtherapeutics.com.

On January 10, 2022, the Company posted an updated corporate presentation dated January 2022 providing a general corporate update to the business and disclosure regarding the Company’s cash and cash equivalents as of December 31, 2021. The corporate presentation is available under the “Events & Presentations” tab in the “Investors & News” section of the Company’s website, located at www.finchtherapeutics.com. The Company intends to use this presentation in meetings with analysts, investors and others from time to time.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Corporate Presentation, dated January 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date:	January 10, 2022	By:	/s/ Mark Smith
Mark Smith, Ph. D. Chief Executive Officer